As filed with the Securities and Exchange Commission on June 25, 1996
                                                 Registration No. ______________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                HFS INCORPORATED
             (Exact name of registrant as specified in its charter)

                   Delaware                                  22-3059335
           (State or other jurisdiction                   (I.R.S. Employer
           of incorporation or organization)             Identification Number)

              339 Jefferson Road
            Parsippany, New Jersey                              07054
           (Address of principal executive office)           (Zip Code)


                                HFS Incorporated
                   Amended and Restated 1993 Stock Option Plan
                            (Full title of the plan)

                             James E. Buckman, Esq.
                339 Jefferson Road, Parsippany, New Jersey 07054
                                 (201) 428-9700
            (Name, address and telephone number, including area code,
                              of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================================================================
Title of                        Proposed Maximum  Proposed Maximum
Securities        Amount        Offering Price    Aggregate         Amount of
to be             to be         Per Share         Offering          Registration
Registered        Registered(1) (2)(3)            Price(2)(3)       Fee(2)
- --------------------------------------------------------------------------------
Common Stock,
par value
$.01 per share    6,000,000     $63.375           $380,250,000      $131,121
================================================================================

(1) An additional 18,541,600 shares of the Registrant's Common Stock, par value $.01 per share, issuable pursuant to the Registrant's Amended and Restated 1993 Stock Option Plan, were previously registered under the Securities Act of 1933 pursuant to the Registrant's Registration Statement on Form S-8, file number 33-70632, the Registrant's Registration Statement on Form S-8, file number 33-83956, the Registrant's Registration Statement on Form S-8, file number 33-94756 and the Registrant's Registration Statement on Form S-8 filed number 333-03532.
(2) Pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended (the "Securities Act"), the proposed maximum offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange Composite Transaction Tape on June 21, 1996, within five business days prior to the date of filing of this Registration Statement.
(3)   Estimated solely for the purpose of calculating the registration fee.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information

            Not required to be filed with this Registration Statement.

Item 2. Registrant Information and Employee Plan Annual Information

            Not required to be filed with this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

      The following documents which have been heretofore filed with the Securities and Exchange Commission (the "Commission") by the registrant, HFS Incorporated, a Delaware corporation (the "Registrant"), are incorporated by reference in this Registration Statement:

      (a) The Registrant's annual report on Form 10-K for the fiscal year ending December 31, 1995 (File Number 1-11402) filed with the Commission on March 29, 1996;

      (b) All reports filed by the Registrant with the Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to December 31, 1995.

      (c) The description of the Registrant's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on
September 28, 1994 (File Number 1-11402) pursuant to Section 12(b) of the Exchange Act and any amendment or report filed with the Commission for purposes of updating such description.

            All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

            Not applicable.

Item 5. Interests of Named Experts and Counsel

            Not applicable.

Item 6. Indemnification of Directors and Officers

            Registrant is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law, as amended ("GCL"), which provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at its request in such capacity of another corporation or business organization, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above, the corporation must indemnify against the expenses (including attorneys' fees) that such officer or director actually and reasonably incurred in connection therewith.

               Reference is also made to Section 102(b)(7) of the GCL, which permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit.

               Articles Ninth and Tenth of the Registrant's Restated Certificate of Incorporation provide for (i) the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the GCL, and (ii) the Registrant to indemnify its directors and officers to the full extent permitted by Section 145 of the GCL.

            The Registrant maintains, at its expense, a policy of insurance which insures its directors and officers, subject to certain exclusions and deductions as are customary in such insurance policies, against certain liabilities which may be incurred in those capacities.

Item 7. Exemption from Registration Claimed.

            Not applicable.

Item 8. Exhibits.

            4.1 HFS Incorporated Amended and Restated 1993 Stock Option Plan (Incorporated by reference to the Registrant's Registration Statement on Form S-8, file number 33- 83956, Exhibit 4.1)
            4.2 First Amendment to the Amended and Restated 1993 Stock Option Plan dated May 5, 1995 (Incorporated by reference to the Registrant's Registration Statement on Form S- 8, file number 33-94756, Exhibit 4.2)
            4.3 Second Amendment to the Amended and Restated 1993 Stock Option Plan dated January 22, 1996 (Incorporated by reference to the Registrant's Annual Report on Form 10-K filed on April 1, 1996, Exhibit 10.21(b))
            4.4 Third Amendment to the Amended and Restated 1993 Stock Option Plan dated January 22, 1996 (Incorporated by reference to the Registrant's Annual Report on Form 10-K filed on April 1, 1996, Exhibit 10.21(c))
            4.5 Fourth Amendment to the Amended and Restated 1993 Stock Option Plan dated May 20, 1996.

            4.6 Registrant's Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on January 22, 1996 (Incorporated by reference to Exhibit 4 to the
                  Registrant's Registration Statement on Form 8-A filed on February 21, 1996)
            4.7 Registrant's By-Laws (Incorporated by reference to the Registrant's Registration Statement on Form S-8, file number 33-83956, Exhibit 4.3)
            5.1 Opinion of James E. Buckman, Esq., Executive Vice President and General Counsel of the Registrant, regarding the legality of the securities being registered.
            23.1 Consent of Deloitte & Touche LLP relating to the financial statements of HFS Incorporated
            23.2 Consent of Deloitte & Touche LLP relating to the financial statements of Century 21 Real Estate of Mid-Atlantic States, Inc.
            23.3 Consent of Toback CPAs, P.C. relating to the financial statements of Century 21 of the Southwest, Inc.
            23.4 Consent of Woolard, Krajnik & Company relating to the financial statements of Century 21 of Eastern Pennsylvania, Inc.
            23.5  Consent of Beers & Cutler relating to the financial statements of Century 21 Real Estate of the Mid-Atlantic States, Inc.
            23.6  Consent of  White, Nelson & Co. LLP  relating to the financial statements of Century 21 Region V, Inc.
            23.7 Consent of Ernst & Young LLP relating to the financial statements of Electronic Realty Associates, Inc. and Electronic Realty Associates, L.P.
            23.8 Consent of Coopers & Lybrand L.L.P. relating to the financial statements of Coldwell Banker Corporation.
            23.9 Consent of Deloitte & Touche LLP relating to the financial statements of Coldwell Banker Corporation.
            23.10 Consent of James E. Buckman, Esq. (contained in Exhibit 5.1)
            24.1  Power of Attorney (contained in the signature page hereof)

Item 9. Undertakings.

            (a)   The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  ii) To reflect in the  prospectus  any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement:

                  iii) To include any material  information  with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on this 25th day of June 1996.

                              HFS INCORPORATED



                              By: /s/ Henry R. Silverman
                                    Henry R. Silverman
                                    Chairman of the Board and
                                    Chief Executive Officer

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Henry R. Silverman, Stephen P. Holmes and James E. Buckman his true and lawful attorney-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the date indicated.


            Name                           Title                      Date

/s/ Henry R. Silverman         Chairman of the Board,            June 25, 1996
Henry R. Silverman             Chief Executive Officer and
                               Director (Principal Executive
                               Officer)

/s/John D. Snodgrass           President, Chief Operating        June 25, 1996
John D. Snodgrass              Officer and Director

                               Executive Vice President,         June 25, 1996
/s/ Stephen P. Holmes          Chief Financial Officer,
Stephen P. Holmes              Treasurer and Director
                               (Principal Financial Officer
                               and Principal Accounting Officer)

/s/ James E. Buckman           Executive Vice President,         June 25, 1996
James E. Buckman               General Counsel and Director

/s/ Martin L. Edelman          Director                          June 25, 1996
Martin L. Edelman

/s/ Robert E. Nederlander      Director                          June 25, 1996
Robert E. Nederlander

/s/ Robert W. Pittman          Director                          June 25, 1996
Robert W. Pittman

/s/ Leonard Schutzman          Director                          June 25, 1996
Leonard Schutzman

/s/ Robert F. Smith            Director                          June 25, 1996
Robert F. Smith

/s/ Roger J. Stone, Jr.        Director                          June 25, 1996
Roger J. Stone, Jr.

                                EXHIBIT INDEX

                                                                        Page
Exhibits                                                                 No.

4.1 HFS Incorporated Amended and Restated 1993 Stock Option Plan (Incorporated by reference to the Registrant's Registration Statement on Form S-8, file number 33- 83956, Exhibit 4.1)
4.2 First Amendment to the Amended and Restated 1993 Stock Option Plan dated May 5, 1995 (Incorporated by reference to the Registrant's Registration Statement on Form S- 8, file number 33-94756, Exhibit 4.2)
4.3 Second Amendment to the Amended and Restated 1993 Stock Option Plan dated January 22, 1996 (Incorporated by reference to the Registrant's Annual Report on Form 10-K filed on April 1, 1996, Exhibit 10.21(b))
4.4 Third Amendment to the Amended and Restated 1993 Stock Option Plan dated January 22, 1996 (Incorporated by reference to the Registrant's Annual Report on Form 10-K filed on April 1, 1996, Exhibit 10.21(c))
4.5 Fourth Amendment to the Amended and Restated 1993 Stock Option Plan dated May 20, 1996.
4.6 Registrant's Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on January 22, 1996 (Incorporated by reference to Exhibit 4 to the Registrant's Registration Statement on Form 8-A filed on February 21, 1996)
4.7 Registrant's By-Laws (Incorporated by reference to the Registrant's Registration Statement on Form S-8, file number 33-83956, Exhibit 4.3)
5.1 Opinion of James E. Buckman, Esq., Executive Vice President and General Counsel of the Registrant, regarding the legality of the securities being registered.
23.1 Consent of Deloitte & Touche LLP relating to the financial statements of HFS Incorporated
23.2 Consent of Deloitte & Touche LLP relating to the financial statements of Century 21 Real Estate of Mid-Atlantic States, Inc.
23.3 Consent of Toback CPAs, P.C. relating to the financial statements of Century 21 of the Southwest, Inc.
23.4 Consent of Woolard, Krajnik & Company relating to the financial statements of Century 21 of Eastern Pennsylvania, Inc.
23.5 Consent of Beers & Cutler relating to the financial statements of Century 21 Real Estate of the Mid-Atlantic States, Inc.
23.6 Consent of White, Nelson & Co. LLP relating to the financial statements of Century 21 Region V, Inc.
23.7 Consent of Ernst & Young LLP relating to the financial statements of Electronic Realty Associates, Inc. and Electronic Realty Associates, L.P.
23.8 Consent of Coopers & Lybrand L.L.P. relating to the financial statements of Coldwell Banker Corporation.
23.9 Consent of Deloitte & Touche LLP relating to the financial statements of Coldwell Banker Corporation.
23.10 Consent of James E. Buckman, Esq. (contained in Exhibit 5.1)
24.1 Power of Attorney (contained in the signature page hereof)